UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 2, 2005

TIVO INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27141	77-0463167
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2160 Gold Street, Alviso, California	95002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (408) 519-9100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Other Events.

On March 2, 2005, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of TiVo Inc. (the “Company”) approved the Fiscal Year 2006 Six and Twelve Month Bonus Plans For Executives and the Severance Plan for Full-Time Senior Executives. The Fiscal Year 2006 Six and Twelve Month Bonus Plans For Executives would provide for certain incentive compensation for the Company’s executives (excluding the Chief Executive Officer). Under the Fiscal Year 2006 Six and Twelve Month Bonus Plans For Executives, cash bonuses, if any, will be based on the Company’s achievement of specified corporate goals, as determined by the Compensation Committee and/or the Board of Directors. A summary of the Fiscal Year 2006 Six and Twelve Month Bonus Plans For Executives is attached hereto as Exhibit 10.1 and incorporated herein by reference.

The Severance Plan for Full-Time Senior Executives is intended to provide the Company with continuity, stability, and retention of its senior leadership during the Company’s transition between Chief Executive Officers. The Severance Plan for Full-Time Senior Executives provides the Company’s senior executives (excluding the Chief Executive Officer) with certain compensation and benefits in the event a senior executive is involuntary terminated or voluntarily terminated with good reason (defined as a downward change in title, salary, or relocation of more than 50 miles) during its term. A summary of the Severance Plan for Full-Time Senior Executives is attached hereto as Exhibit 10.2 and incorporated herein by reference.

ITEM 9.01. Financial Statements and Exhibits.

(c) The following exhibits are included with this Report:

Exhibit No.	Description
10.1	TiVo Inc. Fiscal Year 2006 Six and Twelve Month Bonus Plans for Executives.

10.2	TiVo Inc. Severance Plan for Full-Time Senior Executives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIVO INC.

Date: March 8, 2005	By:	/s/ David H. Courtney
David H. Courtney
Chief Financial Officer and Executive Vice President, Worldwide Operations and Administration
(Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description
10.1	TiVo Inc. Fiscal Year 2006 Six and Twelve Month Bonus Plans for Executives.

10.2	TiVo Inc. Severance Plan for Full-Time Senior Executives.